EXHIBIT 4.14

English Summary of the Line of Credit Agreement (no. 1) between Banco do Brasil and Ipiranga, dated June 16, 2010

Preamble

The agreement sets forth the terms and conditions for a R$300 million line of credit provided by Banco do Brasil S.A. (“Banco do Brasil”) for Ipiranga Produtos de Petróleo S.A. (“IPP”).

Use of Loan

IPP agrees to use the amounts provided under the agreement exclusively for trading, production or other uses related to agricultural products.

Term and Interest

The line of credit shall mature on May 31, 2013 and the borrower must repay all outstanding obligations at the maturity date, which shall include any accrued interest owed.

All amounts bear an annual fixed interest rate of 12.006%. Interest payments shall be made on the date at which the principal is repaid.

In the event the loan ceases to finance trading, production or other uses related to agricultural products, the entire outstanding loan will become due immediately. In this case, the interest rate between the date of non-compliance and the accelerated payment is made shall be adjusted based on the Brazilian Central Bank’s lending rate, plus an additional 2.5% per month fee.

IPP agrees to make all tax payments required by law.

Early Repayment under Resolution No. 3401/06 issued by the Brazilian Central Bank

The agreement provides that IPP may make an early prepayment of its outstanding loan, subject to a 2% fee on the outstanding balance, except in the event IPP is considered a micro or small sized company, as defined in Brazilian law.

Acceleration Provisions

If IPP fails to make any required payment, all scheduled subsequent payments will be considered in default and Banco do Brasil may demand immediate payment for the entire outstanding amount. Banco do Brasil may also consider IPP in default if borrower files for bankruptcy or other judicial protection, or is the subject of a judicial ruling rendering it unable to repay outstanding obligations.

In the event of default, the interest rate applicable to the line of credit will be changed to the market rate on the date of default and shall incur an additional 1% fee per year.

In addition, if IPP or its subsidiaries have any loan in excess of R$100 million accelerated, the entire outstanding amount under this line of credit shall become due after 30 days following the receipt of the acceleration notice by Banco do Brasil, unless IPP (or its subsidiaries, if applicable) has cured the action triggering the prior acceleration within such period.

Final Provisions

Payments must be made at Banco do Brasil’s São Paulo branch. The agreement also states that IPP is aware that information with respect to this loan has been submitted to certain government agencies.

English Summary of the Line of Credit Agreement (no. 2) between Banco do Brasil and Ipiranga, dated June 16, 2010

Preamble

The agreement sets forth the terms and conditions for a R$300 million line of credit provided by Banco do Brasil S.A. (“Banco do Brasil”) for Ipiranga Produtos de Petróleo S.A. (“IPP”).

Use of Loan

IPP agrees to use the amounts provided under the agreement exclusively for trading, production or other uses related to agricultural products.

Term and Interest

The line of credit shall mature on May 26, 2014 and the borrower must repay all outstanding obligations at the maturity date, which shall include any accrued interest owed.

All amounts bear an annual fixed interest rate of 12.087%. Interest payments shall be made on the date at which the principal is repaid.

In the event the loan ceases to finance trading, production or other uses related to agricultural products, the entire outstanding loan will become due immediately. In this case, the interest rate between the date of non-compliance and the accelerated payment is made shall be adjusted based on the Brazilian Central Bank’s lending rate, plus an additional 2.5% per month fee.

IPP agrees to make all tax payments required by law.

Early Repayment under Resolution No. 3401/06 issued by the Brazilian Central Bank

The agreement provides that IPP may make an early prepayment of its outstanding loan. subject to a 2% fee on the outstanding balance, except in the event IPP is considered a micro or small sized company, as defined in Brazilian law.

Acceleration Provisions

If IPP fails to make any required payment, all scheduled subsequent payments will be considered in default and Banco do Brasil may demand immediate payment for the entire outstanding amount. Banco do Brasil may also consider IPP in default if borrower files for bankruptcy or other judicial protection, or is the subject of a judicial ruling rendering it unable to repay outstanding obligations.

In the event of default, the interest rate applicable to the line of credit will be changed to the market rate on the date of default and shall incur an additional 1% fee per year.

In addition, if IPP or its subsidiaries have any loan in excess of R$100 million accelerated, the entire outstanding amount under this line of credit shall become due after 30 days following the receipt of the acceleration notice by Banco do Brasil, unless IPP (or its subsidiaries, if applicable) has cured the action triggering the prior acceleration within such period.

Final Provisions

Payments must be made at Banco do Brasil’s São Paulo branch. The agreement also states that IPP is aware that information with respect to this loan has been submitted to certain government agencies.

English Summary of the Line of Credit Agreement (no. 3) between Banco do Brasil and Ipiranga, dated June 16, 2010

Preamble

The agreement sets forth the terms and conditions for a R$300 million line of credit provided by Banco do Brasil S.A. (“Banco do Brasil”) for Ipiranga Produtos de Petróleo S.A. (“IPP”).

Use of Loan

IPP agrees to use the amounts provided under the agreement exclusively for trading, production or other uses related to agricultural products.

Term and Interest

The line of credit shall mature on May 21, 2015 and the borrower must repay all outstanding obligations at the maturity date, which shall include any accrued interest owed.

All amounts bear an annual fixed interest rate of 12.139%. Interest payments shall be made on the date at which the principal is repaid.

In the event the loan ceases to finance trading, production or other uses related to agricultural products, the entire outstanding loan will become due immediately. In this case, the interest rate between the date of non-compliance and the accelerated payment is made shall be adjusted based on the Brazilian Central Bank’s lending rate, plus an additional 2.5% per month fee.

IPP agrees to make all tax payments required by law.

Early Repayment under Resolution No. 3401/06 issued by the Brazilian Central Bank

The agreement provides that IPP may make an early prepayment of its outstanding loan, subject to a 2% fee on the outstanding balance, except in the event IPP is considered a micro or small sized company, as defined in Brazilian law.

Acceleration Provisions

If IPP fails to make any required payment, all scheduled subsequent payments will be considered in default and Banco do Brasil may demand immediate payment for the entire outstanding amount. Banco do Brasil may also consider IPP in default if borrower files for bankruptcy or other judicial protection, or is the subject of a judicial ruling rendering it unable to repay outstanding obligations.

In the event of default, the interest rate applicable to the line of credit will be changed to the market rate on the date of default and shall incur an additional 1% fee per year.

In addition, if IPP or its subsidiaries have any loan in excess of R$100 million accelerated, the entire outstanding amount under this line of credit shall become due after 30 days following the receipt of the acceleration notice by Banco do Brasil, unless IPP (or its subsidiaries, if applicable) has cured the action triggering the prior acceleration within such period.

Final Provisions

Payments must be made at Banco do Brasil’s São Paulo branch. The agreement also states that IPP is aware that information with respect to this loan has been submitted to certain government agencies.

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